Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

Veritex Holdings, Inc. Reports Fourth Quarter and Record Year-End 2018 Results, Initiates Dividend and Announces Stock Buyback Program

Dallas, TX — January 28, 2019 —Veritex Holdings, Inc. (“Veritex” or the “Company”) (Nasdaq: VBTX), the holding company for Veritex Community Bank, today announced the results for the fourth quarter and full year of 2018. Net income available to common stockholders was $9.8 million, or $0.40 diluted earnings per share (“EPS”), compared to $8.9 million, or $0.36 diluted EPS, for the quarter ended September 30, 2018 and $3.3 million, or $0.14 diluted EPS, for the quarter ended December 31, 2017. The fourth quarter and full year of 2018 results do not include the financial results of Green Bancorp, Inc. ("Green"), which was merged with and into the Company on January 1, 2019. Green's results as a separate company for the fourth quarter and full year of 2018 are presented separately in this release.
Fourth Quarter 2018 Financial Highlights:

•	Diluted EPS was $0.40 and diluted operating EPS was $0.47 for the fourth quarter of 2018

•	Total loans increased $110.8 million, or 18.12% annualized during the fourth quarter of 2018

•
NIM expanded to 3.82%[1] for the fourth quarter 2018 compared to 3.73%[1] for the third quarter of 2018 excluding cash collections in excess of expected cash flows on purchased credit impaired ("PCI") loans

•	Announced initiation of a regular quarterly cash dividend of $0.125

•	Announced stock buyback program to purchase up to $50.0 million during 2019 of our outstanding common stock

	Veritex		Green
	Q4 2018	Q3 2018	Q4 2018	Q3 2018
	(Dollars in thousands)
GAAP
Net income available to common stockholders	$9,825	$8,935	$15,327	$15,597
Diluted EPS	0.40	0.36	0.41	0.41
Return on average assets[2]	1.20%	1.10%	1.37%	1.42%
Efficiency ratio	54.27	57.58	50.52	53.64
Net loan growth[2,4]	18.12	4.40	4.06	17.83
Book value per common share	$21.88	$21.38	$13.66	$13.12
Non-GAAP[3]
Operating net income available to common stockholders	$11,457	$10,401	$16,559	$18,552
Diluted operating EPS	0.47	0.42	0.44	0.49
Operating return on average assets[2]	1.40%	1.28%	1.49%	1.69%
Operating efficiency ratio	50.65	49.09	47.77	47.07
Return on average tangible common equity[2]	12.12	11.41	15.20	16.01
Operating return on average tangible common equity[2]	13.99	13.14	16.40	19.00
Tangible book value per common share	$14.57	$14.02	$11.18	$10.63
1 Excludes $354 thousand and $2.0 million of cash collections in excess of expected cash flows on PCI loans for the quarters ended December 31, 2018 and September 30, 2018, respectively. Including the cash collections in excess of expected cash flows NIM was 3.87% and 4.00% for the quarters ended December 31, 2018 and September 30, 2018, respectively.
2 Annualized ratio.
3 Refer to "Reconciliation of Non-GAAP Financial Measures" after the financial highlights of Veritex and Green, respectively, for a reconciliation of this non-GAAP financial measure to their most directly comparable GAAP measure.
4 Loan growth for Green includes $83.8 million of branch assets (loans) held for sale as of December 31, 2018

"2018 has been another transformational year for the Company and with the consummation of the merger with Green on January 1, 2019, Veritex became one of the 10 largest banks headquartered in Texas," said C. Malcolm Holland, Chairman and Chief Executive Officer of Veritex. "This strategic merger provides Veritex with the growth opportunities, scale and footprint to continue to deliver excellent customer service and generate top-tier financial performance for our stockholders." Holland continued, "Our integration planning is right on track including organizational design, system selection, product mapping and training. We are encouraged by the way employees of both companies have come together to work on the consolidation and the creation of a premier Texas community banking franchise. We continue to anticipate meaningful earnings accretion and efficiency as we realize the benefits of the merger."
Discussion of Veritex Q4 Results

Result of Operations for the Three Months Ended December 31, 2018

Net Interest Income

For the three months ended December 31, 2018, net interest income before provision for loan losses was $28.3 million and net interest margin was 3.87% compared to $29.2 million and 4.00%, respectively, for the three months ended September 30, 2018. The $889 thousand decrease in net interest income and 13 basis point decrease in net interest margin was primarily due to an increase in the average rate paid on interest-bearing liabilities during the three months ended December 31, 2018 compared to the three months ended September 30, 2018. Average interest-bearing deposits grew to $2.0 billion for the three months ended December 31, 2018 from $1.9 billion for the three months ended September 30, 2018, primarily due to increases in average outstanding correspondent money market and brokered deposit account balances which have interest rates above the average rate paid on our other interest-bearing deposits. As a result, the average cost of interest-bearing deposits increased to 1.75% for the three months ended December 31, 2018 from 1.59% for the three months ended September 30, 2018.
Net interest income before provision for loan losses increased by $2.5 million from $25.8 million to $28.3 million and net interest margin decreased 37 basis points from 4.24% to 3.87% for the three months ended December 31, 2018 as compared to the same period in 2017. The increase in net interest income before provision for loan losses was primarily driven by loan growth of $110.8 million during the three months ended December 31, 2018. For the three months ended December 31, 2018, average loan balances increased by $471.5 million compared to the three months ended December 31, 2017, which resulted in a $6.8 million increase in interest income. This was partially offset by an increase in the average rate paid on interest-bearing liabilities discussed above, which resulted in a $5.1 million increase in interest expense on deposit accounts. Net interest margin decreased 37 basis points compared to the three months ended December 31, 2017 primarily due to an increase in the average rate paid on interest-bearing liabilities during the three months ended December 31, 2018. Average interest-bearing deposit accounts grew to $2.0 billion for the three months ended December 31, 2018 compared to $1.6 billion for the three months ended December 31, 2017, primarily due to increases in average outstanding correspondent money market and brokered deposit account balances which have interest rates above the average rate paid on our other interest-bearing deposits. As a result, the average cost of interest-bearing deposits increased to 1.75% for the three months ended December 31, 2018 from 0.93% for the three months ended December 31, 2017.
Noninterest Income
Noninterest income for the three months ended December 31, 2018 was $4.0 million, an increase of $1.5 million or 60.4% compared to the three months ended September 30, 2018. The increase was primarily due to a $1.6 million increase in the gain on sale of Small Business Administration ("SBA") loans for the three months ended December 31, 2018.
Compared to the three months ended December 31, 2017, noninterest income for the three months ended December 31, 2018 grew $1.7 million or 75.2%. The increase was primarily due to a $1.3 million increase in the gain on sale of SBA loans and a $171 thousand increase in rental income resulting from the purchase of our headquarter building on December 6, 2017.
Noninterest Expense
Noninterest expense was $17.5 million for the three months ended December 31, 2018, compared to $18.2 million for the three months ended September 30, 2018, a decrease of $708 thousand, or 3.9%. The decrease was primarily driven by a $1.5 million decrease in merger and acquisition expenses paid in connection with the merger with Green. The decrease was partially offset by a $884 thousand increase in salaries and employee benefits in the three months ended December 31, 2018 as compared to the three months ended September 30, 2018, primarily due to a $564 thousand decrease in amounts allocated or deferred as direct loan origination costs, which are required to be deferred in accordance with ASC 310-20 (formerly FAS91).

Compared to the three months ended December 31, 2017, noninterest expense for the three months ended December 31, 2018 increased $2.5 million, or 16.6%. The increase was primarily driven by a $1.1 million increase in professional and regulatory fees resulting from increased information technology professional support services and loan-related legal fees.The increase was also driven by a $921 thousand increase in salaries and employee benefit expenses compared to the three months ended December 31, 2017, primarily related to two additional months of salaries and employee benefit expenses for employees associated with Liberty Bancshares, Inc. ("Liberty"), which we acquired in a transaction that closed on December 1, 2017. Due to the acquisition of Liberty, one month of salaries and employee benefit expense related to Liberty employees were included for the three months ended December 31, 2017 compared to three months of expenses for the Liberty employees during the three months ended December 31, 2018.
Financial Condition
Total loans were $2.5 billion at December 31, 2018, an increase of $110.8 million, or 18.12% annualized, compared to September 30, 2018 and $322.4 million, or 14.4%, compared to December 31, 2017. The net increase was the result of the continued execution and success of our loan growth strategy.
Total deposits were $2.6 billion at December 31, 2018, a decrease of $33.8 million, or 1.3%, compared to September 30, 2018 and an increase of $343.8 million, or 15.1%, compared to December 31, 2017. The decrease from September 30, 2018 was primarily the result of a decrease of $35.5 million in non-interest bearing demand deposits, which was slightly offset by an increase of $2.6 million in interest bearing checking accounts. The increase from December 31, 2017 was primarily the result of an increase of $180.0 million and $204.2 million in correspondent money market accounts and brokered deposits, respectively.
Asset Quality
Allowance for loan losses as a percentage of loans was 0.75%, 0.73% and 0.57% of total loans held for investment at December 31, 2018, September 30, 2018 and December 31, 2017, respectively. The allowance for loan losses as a percentage of total loans for each of the three quarters ended was determined by an evaluation of the qualitative factors around the nature, volume and mix of the loan portfolio. The increase at December 31, 2018 in the allowance for loan losses as a percentage of loans from September 30, 2018 and December 31, 2017 was attributable to continued execution and success of our organic growth strategy, which was partially offset by payoffs of acquired loans and an increase in specific reserves on certain non-performing loans. We recorded a provision for loan losses of $1.4 million for the quarter ended December 31, 2018 compared to a provision of $3.1 million and $2.5 million for the quarter ended September 30, 2018 and December 31, 2017, respectively, which reflects adjustments to provision for loan losses as a result of our continued organic growth.
Nonperforming assets totaled $24.7 million, or 0.77%, of total assets at December 31, 2018 compared to $26.1 million, or 0.80%, of total assets at September 30, 2018 and $932 thousand, or 0.03%, of total assets at December 31, 2017. The decrease of $1.4 million compared to September 30, 2018 was primarily due to the renewal, during the fourth quarter of 2018, of a $3.8 million loan that was 90 days past due at September 30, 2018. The increase of $23.8 million in nonperforming assets compared to December 31, 2017 was primarily due to the placement of $17.2 million of PCI loans on non-accrual status as a result of information the Company obtained, that precluded the Company from reasonably estimating the timing and amount of future cash flows relating to these loans. Excluding these purchased credit impaired loans compared to December 31, 2017, the increase of $7.0 million in nonperforming assets was a result of an increase in nonperforming loans of $7.1 million, partially offset by a decrease in other real estate owned of $449 thousand.

Discussion of Green Q4 Results

Result of Operations for the Three Months Ended December 31, 2018

Net Interest Income

For the three months ended December 31, 2018, net interest income before provision for loan losses was $40.4 million and net interest margin was 3.82% compared to $39.5 million and 3.78%, respectively, for the three months ended September 30, 2018. The $927 thousand increase in net interest income and 4 basis point increase in net interest margin was primarily driven by continued total loan growth of $34.2 million during the three months ended December 31, 2018, which includes branch assets held for sale. For the three months ended December 31, 2018, average loan balances increased by $57.9 million compared to the three months ended September 30, 2018, which resulted in a $2.3 million increase in interest income. This was partially offset by an increase in the average rate paid on interest-bearing liabilities during the three months ended December 31, 2018. Average interest-bearing deposits grew $92.3 million for the three months ended December 31, 2018 to $2.7 billion from $2.6 billion for the three months ended September 30, 2018, primarily due to increases in average outstanding money market account balances and certificates of deposit. As a result, the average cost of interest-bearing deposits increased to 1.61% for the three months ended December 31, 2018 from 1.39% for the three months ended September 30, 2018.
Compared to the three months ended December 31, 2017, net interest income before provision for loan losses increased by $3.6 million from $36.8 million to $40.4 million and net interest margin increased 18 basis points from 3.64% to 3.82% for the three months ended December 31, 2018. The $3.6 million increase in net interest income and 18 basis point increase in net interest margin were primarily driven by continued loan growth as discussed above. For the three months ended December 31, 2018, average loan balances increased by $264.7 million compared to the three months ended December 31, 2017, which resulted in a $9.0 million increase in interest income. This was partially offset by an increase in the average rate paid on interest-bearing liabilities during the three months ended December 31, 2018. Average interest-bearing deposits decreased $4.1 million, and the average cost of interest-bearing deposits increased to 1.61%, for the three months ended December 31, 2018 compared to the three months ended December 31, 2017.
Noninterest Income
Noninterest income for the three months ended December 31, 2018 was $4.4 million, a decrease of $1.1 million, or 19.4%, compared to the three months ended September 30, 2018. The decrease was primarily due to a $624 thousand decrease in the gain on sale of guaranteed portion of loans and a $320 thousand decrease in loan fees.
Noninterest income for the three months ended December 31, 2018 was $4.4 million, an increase of $485 thousand or 12.3% compared to the three months ended December 31, 2017. The increase was primarily due to a $582 thousand increase in customer service fees and a $1.1 million decrease in net loss on held for sale loans. This increase was slightly offset by a $1.6 million decrease in gain on sale of guaranteed portion of loans.
Noninterest Expense
Noninterest expense was $22.7 million for the three months ended December 31, 2018, compared to $24.1 million for the three months ended September 30, 2018, a decrease of $1.4 million, or 6.1%. The decrease was primarily driven by a $1.7 million decrease in merger and acquisition expenses.
Compared to the three months ended December 31, 2017, noninterest expense for the three months ended December 31, 2018 decreased $919 thousand, or 3.9%. The decrease was primarily driven by a $1.2 million decrease in professional and regulatory fees, a $781 thousand decrease in salaries and employee benefits and a $445 thousand decrease in loan related expenses. This increase was slightly offset by a $1.2 million increase in merger and acquisition expenses.
Financial Condition
Total loans were $3.3 billion at December 31, 2018, a decrease of $50.0 million, or 1.5%, compared to September 30, 2018 and increased $123.3 million, or 3.9%, compared to December 31, 2017. Including $83.8 million of loans that are included in branch assets held for sale as of December 31, 2018, total loans increased $34.2 million, or 1.0%, compared to September 30, 2018 and increased $207.5 million, or 6.5%, compared to December 31, 2017. The net increase was the result of the continued execution and success of Green's loan growth strategy.

Total deposits were $3.5 billion at December 31, 2018, an increase of $51.9 million, or 1.5%, compared to September 30, 2018 and an increase of $69.2 million, or 2.0%, compared to December 31, 2017. Including $52.3 million of deposits that are included in branch liabilities held for sale as of December 31, 2018, total deposits increased $104.1 million, or 3.0%, compared to September 30, 2018 and increased $121.5 million, or 3.6%, compared to December 31, 2017. The increase from September 30, 2018 was primarily the result of an increase of $102.9 million in interest-bearing transaction and savings deposits. The increase from December 31, 2017 was primarily the result of increases of $91.5 million and $37.0 million in time deposits and noninterest-bearing deposits, respectively.
Asset Quality
Allowance for loan losses as a percentage of loans was 0.98%, 1.05% and 0.98% of total loans held for investment at December 31, 2018, September 30, 2018 and December 31, 2017, respectively. The allowance for loan losses as a percentage of total loans for each of the three quarters ended was determined by loss migration analysis and a review of the qualitative factors and specific reserves for impaired loans. A provision for loan losses of $2.4 million was recorded for the quarter ended December 31, 2018 compared to provisions of $320 thousand and $4.4 million for the quarter ended September 30, 2018 and December 31, 2017, respectively, which is a result of the general provision required from continued organic growth. During the three months ended September 30, 2018, there was a $1.6 million reduction in the specific reserves for a syndicated health care credit, which offset the addition of general reserves due to loan growth. There was no corresponding reduction in specific reserves for the quarters ended December 31, 2018 and December 31, 2017.
Nonperforming assets totaled $61.0 million, or 1.38%, of total assets at December 31, 2018 compared to $72.5 million, or 1.64%, of total assets at September 30, 2018 and $71.6 million, or 1.68%, of total assets at December 31, 2017. The decrease was due to decreases in nonaccrual loans and real estate acquired through foreclosure.
Dividend Information
On January 28, 2019, Veritex's Board of Directors declared a quarterly cash dividend of $0.125 per share on its outstanding shares of common stock, payable on February 21, 2019, to stockholders of record as of February 7, 2019.
Non-GAAP Financial Measures
The Company’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its operating performance and provide information that is important to investors. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. Specifically, the Company reviews and reports tangible book value per common share, tangible common equity to tangible assets, return on average tangible common equity, operating earnings, pre-tax, pre-provision operating earnings, diluted operating earnings per share, operating return on average assets, operating return on average tangible common equity and operating efficiency ratio. The Company has included in this earnings release information related to these non-GAAP financial measures for the applicable periods presented. Please refer to “Reconciliation of Non-GAAP Financial Measures” after the financial highlights for both Veritex and Green, respectively, at the end of this earnings release for a reconciliation of these non-GAAP financial measures.
Conference Call
The Company will host an investor conference call to review the results on Tuesday, January 29, 2019 at 8:30 a.m. Central Time. Participants may pre-register for the call by visiting https://edge.media-server.com/m6/p/r6d2ku78 and will receive a unique PIN number, which can be used when dialing in for the call. This will allow attendees to enter the call immediately. Alternatively, participants may call toll-free at (877) 703-9880.
The call and corresponding presentation slides will be webcast live on the home page of the Company's website, www.veritexbank.com. An audio replay will be available one hour after the conclusion of the call at (855) 859-2056, Conference #6808679. This replay, as well as the webcast, will be available until February 5, 2019.

About Veritex Holdings, Inc.
Headquartered in Dallas, Texas, Veritex is a bank holding company that conducts banking activities through its wholly-owned subsidiary, Veritex Community Bank, with locations throughout the Dallas-Fort Worth metroplex and in the Houston metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System. For more information, visit www.veritexbank.com.

Media Contact:
LaVonda Renfro
972-349-6200
lrenfro@veritexbank.com

Investor Relations:
Susan Caudle
972-349-6132
scaudle@veritexbank.com
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on various facts and derived utilizing assumptions and current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements include, without limitation, statements relating to the impact Veritex expects its acquisition of Green to have on Veritex’s operations, financial condition, and financial results, and Veritex’s expectations about its ability to successfully integrate the combined businesses and the amount of cost savings and overall operational efficiencies Veritex expects to realize as a result of the acquisition. Forward-looking statements may also include statements about Veritex’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Further, certain factors that could affect future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to, the possibility that the businesses of Veritex and Green will not be integrated successfully, that the cost savings and any synergies from the acquisition may not be fully realized or may take longer to realize than expected, disruption from the acquisition making it more difficult to maintain relationships with employees, customers or other parties with whom Veritex has (or Green had) business relationships, diversion of management time on integration-related issues, the reaction to the transaction of the companies’ customers, employees and counterparties and other factors, many of which are beyond the control of Veritex. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2017 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. All forward-looking statements, expressed or implied, included in this earnings release are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(Unaudited)

	For the Quarter Ended					For the Year Ended
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017
	(Dollars and shares in thousands)
Per Share Data (Common Stock):
Basic EPS	$0.41	$0.37	$0.42	$0.43	$0.14	$1.63	$0.82
Diluted EPS	0.40	0.36	0.42	0.42	0.14	1.60	0.80
Book value per common share	21.88	21.38	21.03	20.60	20.28	21.88	20.28
Tangible book value per common share[1]	14.57	14.02	13.63	13.14	12.75	14.57	12.75

Common Stock Data:
Shares outstanding at period end	24,251	24,192	24,181	24,149	24,110	24,251	24,110
Weighted average basic shares outstanding for the period	24,224	24,176	24,148	24,120	23,124	24,169	18,404
Weighted average diluted shares outstanding for the period	24,532	24,613	24,546	24,539	23,524	24,590	18,810

Summary Performance Ratios:
Return on average assets[2]	1.20%	1.10%	1.34%	1.41%	0.48%	1.26%	0.76%
Pre-tax, pre-provision operating return on average assets[1,2]	1.95	1.98	2.03	2.14	2.07	2.02	1.81
Return on average equity[2]	7.44	6.88	8.11	8.55	2.78	7.73	4.54
Return on average tangible common equity[1,2]	12.12	11.41	13.53	14.70	4.93	12.89	6.27
Efficiency ratio	54.27	57.58	53.51	54.28	53.60	54.92	56.24

Selected Performance Metrics - Operating:
Diluted operating EPS[1]	$0.47	$0.42	$0.46	$0.50	$0.31	$1.84	$1.08
Operating return on average assets[1,2]	1.40%	1.28%	1.47%	1.65%	1.09%	1.45%	1.03%
Operating return on average tangible common equity[1,2]	13.99	13.14	14.82	16.99	10.26	14.68	8.32
Operating efficiency ratio[1]	50.65	49.09	48.67	49.94	49.98	49.60	52.70

Veritex Holdings, Inc. Capital Ratios:
Average stockholders' equity to average total assets	16.14%	15.92%	16.48%	16.48%	17.26%	16.25%	16.81%
Tier 1 capital to average assets (leverage)	12.04	11.74	12.08	11.84	12.92	12.04	12.92
Common equity tier 1 capital	11.80	12.02	12.17	12.04	12.03	11.80	12.03
Tier 1 capital to risk-weighted assets	12.18	12.43	12.60	12.48	12.48	12.18	12.48
Total capital to risk-weighted assets	12.98	13.22	13.31	13.17	13.16	12.98	13.16
Tangible common equity to tangible assets[1]	11.66	10.95	11.15	11.01	11.12	11.66	11.12

Veritex Bank Capital Ratios:
Tier 1 capital to average assets (leverage)	10.87%	10.53%	10.70%	10.39%	11.28%	10.87%	11.28%
Common equity tier 1 capital	11.01%	11.13%	11.16%	10.94%	10.88%	11.01%	10.88%
Tier 1 capital to risk-weighted assets	11.01%	11.13%	11.16%	10.94%	10.88%	11.01%	10.88%
Total capital to risk-weighted assets	11.64%	11.75%	11.70%	11.45%	11.37%	11.64%	11.37%

1Refer to "Reconciliation of Non-GAAP Financial Measures" after the financial highlights of Veritex and Green, respectively, for a reconciliation of this non-GAAP financial measure to their most directly comparable GAAP measure.
2Annualized ratio.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights

	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	(Dollars in thousands)
Period End Balance Sheet Data:
Cash and cash equivalents	$84,449	$261,790	$146,740	$195,194	$149,044
Investment securities	262,695	256,237	252,187	243,164	228,117

Loans held for sale	1,258	1,425	453	893	841
Loans held for investment	2,555,494	2,444,499	2,418,886	2,316,065	2,233,490
Total Loans	2,556,752	2,445,924	2,419,339	2,316,958	2,234,331
Allowance for loan losses	(19,255)	(17,909)	(14,842)	(13,401)	(12,808)
Accrued interest receivable	8,828	8,291	8,137	7,127	7,676
Bank-owned life insurance	22,064	21,915	21,767	21,620	21,476
Bank premises, furniture and equipment, net	78,409	77,346	76,348	76,045	75,251
Non-marketable equity securities	22,822	27,417	27,086	20,806	13,732
Investment in unconsolidated subsidiary	352	352	352	352	352
Other real estate owned	—	—	—	10	449
Intangible assets, net	15,896	16,603	17,482	18,372	20,441
Goodwill	161,447	161,447	161,447	161,685	159,452
Other assets	14,091	16,433	15,831	13,634	14,518
Branch assets held for sale	—	—	1,753	1,753	33,552
Total assets	$3,208,550	$3,275,846	$3,133,627	$3,063,319	$2,945,583

Noninterest-bearing deposits	$626,283	$661,754	$611,315	$597,236	$612,830
Interest-bearing transaction and savings deposits	1,313,161	1,346,264	1,252,774	1,354,757	1,200,487
Certificates and other time deposits	682,984	648,236	626,329	541,801	465,313
Total deposits	2,622,428	2,656,254	2,490,418	2,493,794	2,278,630
Accounts payable and accrued expenses	5,413	6,875	4,130	3,862	5,098
Accrued interest payable and other liabilities	5,361	5,759	5,856	3,412	5,446
Advances from Federal Home Loan Bank	28,019	73,055	108,092	48,128	71,164
Subordinated debentures and subordinated notes	16,691	16,691	16,690	16,690	16,689
Other borrowings	—	—	—	—	15,000
Branch liabilities held for sale	—	—	—	—	64,627
Total liabilities	2,677,912	2,758,634	2,625,186	2,565,886	2,456,654
Stockholders’ equity	530,638	517,212	508,441	497,433	488,929
Total liabilities and stockholders’ equity	$3,208,550	$3,275,846	$3,133,627	$3,063,319	$2,945,583

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(Unaudited)

	For the Quarter Ended					For the Year Ended
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017
	(Dollars in thousands)
Interest income:
Loans, including fees	$35,028	$35,074	$32,291	$32,067	$28,182	$134,460	$73,795
Investment securities	1,908	1,722	1,647	1,328	1,211	6,605	3,462
Deposits in other banks	833	1,016	613	687	500	3,149	2,287
Other investments	5	6	4	5	4	20	8
Total interest income	37,774	37,818	34,555	34,087	29,897	144,234	79,552
Interest expense:
Transaction and savings deposits	5,412	4,694	4,204	3,289	2,397	17,599	8,981
Certificates and other time deposits	3,394	3,068	2,248	1,004	1,280	9,714	897
Advances from FHLB	377	630	234	460	213	1,701	531
Subordinated debentures and subordinated notes	304	250	245	232	257	1,031	635
Total interest expense	9,487	8,642	6,931	4,985	4,147	30,045	11,044
Net interest income	28,287	29,176	27,624	29,102	25,750	114,189	68,508
Provision for loan losses	1,364	3,057	1,504	678	2,529	6,603	5,114
Net interest income after provision for loan losses	26,923	26,119	26,120	28,424	23,221	107,586	63,394
Noninterest income:
Service charges and fees on deposit accounts	832	809	846	933	769	3,420	2,502
Loan fees	387	410	261	274	206	1,332	657
(Loss) gain on sales of investment securities, net	(42)	(34)	4	8	17	(64)	222
Gain on sales of loans and other assets owned	1,789	270	416	581	882	3,056	3,141
Rental income	310	414	452	478	139	1,654	139
Other	751	641	613	507	285	2,512	915
Total noninterest income	4,027	2,510	2,592	2,781	2,298	11,910	7,576
Noninterest expense:
Salaries and employee benefits	8,278	7,394	7,657	7,809	7,357	31,138	20,828
Occupancy and equipment	2,412	2,890	2,143	3,234	1,996	10,679	5,618
Professional and regulatory fees	1,889	1,893	1,528	1,972	811	7,282	4,158
Data processing and software expense	888	697	689	746	766	3,020	2,217
Marketing	570	306	446	461	388	1,783	1,293
Amortization of intangibles	835	798	856	978	551	3,467	964
Telephone and communications	223	236	414	426	282	1,299	720
Merger and acquisition expenses	1,150	2,692	1,043	335	1,018	5,220	2,691
Other	1,293	1,340	1,393	1,345	1,866	5,371	4,300
Total noninterest expense	17,538	18,246	16,169	17,306	15,035	69,259	42,789
Net income from operations	13,412	10,383	12,543	13,899	10,484	50,237	28,181
Income tax expense	3,587	1,448	2,350	3,511	7,227	10,896	13,029
Net income	9,825	8,935	10,193	10,388	3,257	39,341	15,152
Preferred stock dividends	—	—	—	—	—	—	42
Net income available to common stockholders	$9,825	$8,935	$10,193	$10,388	$3,257	$39,341	$15,110

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(Unaudited)

	For the Quarter Ended
	December 31, 2018			September 30, 2018			December 31, 2017
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-earning assets:
Loans[1]	$2,502,084	$35,028	5.55%	$2,432,095	$35,074	5.72%	$2,030,587	$28,182	5.51%
Investment securities	263,182	1,908	2.88	254,242	1,722	2.69	233,244	1,211	2.06
Interest-earning deposits in financial institutions	136,879	833	2.41	203,750	1,016	1.98	145,099	500	1.37
Other investments	352	5	5.64	352	6	6.76	352	4	4.51
Total interest-earning assets	2,902,497	37,774	5.16	2,890,439	37,818	5.19	2,409,282	29,897	4.92
Allowance for loan losses	(18,338)			(16,160)			(10,658)
Noninterest-earning assets	359,009			358,935			292,664
Total assets	$3,243,168			$3,233,214			$2,691,288

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$1,337,901	5,412	1.60%	$1,278,798	$4,694	1.46%	$1,091,711	2,397	0.87%
Certificates and other time deposits	655,776	3,394	2.05	655,034	3,068	1.86	478,239	1,280	1.06
Advances from FHLB	52,436	377	2.85	120,114	630	2.08	74,589	213	1.13
Subordinated debentures and subordinated notes	16,691	304	7.23	16,690	250	5.94	25,398	257	4.01
Total interest-bearing liabilities	2,062,804	9,487	1.82	2,070,636	8,642	1.66	1,669,937	4,147	0.98

Noninterest-bearing liabilities:
Noninterest-bearing deposits	643,958			635,952			542,918
Other liabilities	12,816			11,750			13,819
Total liabilities	2,719,578			2,718,338			2,226,674
Stockholders’ equity	523,590			514,876			464,614
Total liabilities and stockholders’ equity	$3,243,168			$3,233,214			$2,691,288

Net interest rate spread[2]			3.34%			3.53%			3.94%
Net interest income and margin[3]		$28,287	3.87%		$29,176	4.00%		$25,750	4.24%

1 Includes average outstanding balances of loans held for sale of $1,019, $1,091, and $3,155 for the three months ended December 31, 2018, September 30, 2018 and December 31, 2017, respectively.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(Unaudited)

	For the Year Ended December 31,
	2018			2017
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-earning assets:
Loans[1]	$2,382,946	$134,460	5.64%	$1,441,295	$73,795	5.12%
Investment securities	247,163	6,605	2.67%	170,253	3,462	2.03%
Interest-earning deposits in financial institutions	160,402	3,149	1.96%	202,314	2,287	1.13%
Other investments	340	20	5.88%	202	8	3.96%
Total interest-earning assets	2,790,851	144,234	5.17%	1,814,064	79,552	4.39%
Allowance for loan losses	(15,324)			(9,567)
Noninterest-earning assets	356,901			176,471
Total assets	$3,132,428			$1,980,968

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$1,277,186	17,599	1.38%	$871,212	8,981	1.03%
Certificates and other time deposits	608,041	9,714	1.60%	279,821	897	0.32%
Advances from FHLB	87,366	1,701	1.95%	51,196	531	1.04%
Subordinated debentures and subordinated notes	16,748	1,031	6.16%	13,878	635	4.58%
Total interest-bearing liabilities	1,989,341	30,045	1.51%	1,216,107	11,044	0.91%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	621,613			425,124
Other liabilities	12,456			6,802
Total liabilities	2,623,410			1,648,033
Stockholders’ equity	509,018			332,935
Total liabilities and stockholders’ equity	$3,132,428			$1,980,968

Net interest rate spread[2]			3.66%			3.48%
Net interest income and margin[3]		$114,189	4.09%		$68,508	3.77%

1Includes average outstanding balances of loans held for sale of $1,198 and $2,493 for the twelve months ended December 31, 2018 and 2017, respectively.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(Unaudited)

Yield Trend

	For the Quarter Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Average yield on interest-earning assets:
Total loans[1]	5.55%	5.72%	5.55%	5.75%	5.51%
Securities available for sale	2.88	2.69	2.66	2.43	2.06
Interest-bearing deposits in other banks	2.41	1.98	1.80	1.70	1.37
Investment in unconsolidated subsidiary	5.64	6.76	4.91	6.20	4.51
Total interest-earning assets	5.16%	5.19%	5.10%	5.22%	4.92%

Average rate on interest-bearing liabilities:
Interest-bearing demand and savings deposits	1.60%	1.46%	1.33%	1.10%	0.87%
Certificates and other time deposits	2.05	1.86	1.52	0.77	1.06
Advances from FHLB	2.85	2.08	1.57	1.59	1.13
Subordinated debentures and subordinated notes	7.23	5.94	5.89	5.56	4.01
Total interest-bearing liabilities	1.82%	1.66%	1.43%	1.08%	0.98%

Net interest rate spread[2]	3.34%	3.53%	3.67%	4.14%	3.94%
Net interest margin[3]	3.87%	4.00%	4.07%	4.46%	4.24%

1Includes average outstanding balances of loans held for sale of $1,019, $1,091, $1,349, $1,336 and $3,155 for the three months ended December 31, 2018, September 30, 2018, June 30, 2018, March 31, 2018 and December 31, 2017, respectively.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

Supplemental Yield Trend

	For the Quarter Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Average cost of interest-bearing deposits	1.75%	1.59%	1.39%	1.00%	0.93%
Average costs of total deposits, including noninterest-bearing	1.32	1.20	1.05	0.74	0.69

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(Unaudited)

Portfolio Composition

	For the Quarter Ended
	December 31, 2018		September 30, 2018		June 30, 2018		March 31, 2018		December 31, 2017
	(Dollars in thousands)
Loans held for investment:
Commercial	$760,772	29.8%	$723,140	29.6%	$691,718	28.6%	$672,820	29.0%	$684,551	30.6%
Real Estate:
Owner occupied commercial	321,279	12.6	313,287	12.8	285,139	11.8	306,787	13.3	312,284	14.0
Commercial	781,753	30.6	755,801	30.9	730,324	30.2	648,754	28.0	597,008	26.7
Construction and land	324,863	12.7	294,143	12.0	300,262	12.4	301,023	13.0	277,825	12.4
Farmland	10,528	0.4	10,853	0.5	10,815	0.5	9,366	0.4	9,385	0.4
1-4 family residential	297,917	11.6	289,808	11.9	283,486	11.7	246,806	10.7	236,542	10.6
Multi-family residential	51,285	2.0	50,317	2.0	109,621	4.5	122,482	5.3	106,275	4.8
Consumer	7,112	0.3	7,166	0.3	7,543	0.3	8,051	0.3	9,648	0.5
Total loans held for investment[1]	$2,555,509	100%	$2,444,515	100%	$2,418,908	100%	$2,316,089	100%	$2,233,518	100%

Deposits:
Noninterest-bearing	$626,283	23.8%	$661,754	24.9%	$611,315	24.5%	$597,236	24.0%	$612,830	27.0%
Interest-bearing transaction	146,969	5.6	144,328	5.4	143,561	5.8	156,174	6.3	187,516	8.2
Money market	1,133,045	43.2	1,168,262	44.0	1,074,048	42.5	1,165,773	46.1	960,149	42.1
Savings	33,147	1.3	33,674	1.3	35,165	1.4	32,810	1.3	52,822	2.3
Certificates and other time deposits	682,984	26.1	648,236	24.4	626,329	25.8	541,801	22.3	465,313	20.4
Total deposits	$2,622,428	100%	$2,656,254	100%	$2,490,418	100%	$2,493,794	100%	$2,278,630	100%

Loan to Deposit Ratio	97.4%		92.0%		97.1%		92.9%		98.0%

1 Total loans held for investment does not includes deferred fees of $15 thousand at December 31, 2018, $16 thousand at September 30, 2018, $22 thousand at June 30, 2018, $24 thousand at March 31, 2018 and $28 thousand at December 31, 2018.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(Unaudited)

Asset Quality

	For the Quarter Ended					For the Year Ended
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017
	(Dollars in thousands)
Nonperforming Assets:
Nonaccrual loans	$24,745	$21,822	$4,252	$3,438	$465	$24,745	$465
Accruing loans 90 or more days past due	—	4,302	613	374	18	—	18
Total nonperforming loans held for investment	24,745	26,124	4,865	3,812	483	24,745	483
Other real estate owned	—	—	—	10	449	—	449
Total nonperforming assets	$24,745	$26,124	$4,865	$3,822	$932	$24,745	$932

Charge-offs:
Residential	$—	$—	$—	$—	$—	$—	$(11)
Commercial	(26)	—	(77)	(72)	(218)	(175)	(828)
Consumer	—	—	—	(22)	—	(22)	—
Total charge-offs	(26)	—	(77)	(94)	(218)	(197)	(839)

Recoveries:
Commercial	7	10	15	9	4	41	9
Total recoveries	7	10	15	9	4	41	9

Net charge-offs	$(19)	$10	$(62)	$(85)	$(214)	$(156)	$(830)

Allowance for loan losses at end of period	$19,255	$17,909	$14,842	$13,401	$12,808	$19,255	$12,808

Asset Quality Ratios:
Nonperforming assets to total assets	0.77%	0.80%	0.16%	0.12%	0.03%	0.77%	0.03%
Nonperforming loans to total loans held for investment	0.97	1.07	0.20	0.16	0.02	0.97	0.02
Allowance for loan losses to total loans held for investment	0.75	0.73	0.61	0.58	0.57	0.75	0.57
Net charge-offs to average loans outstanding	—	—	—	—	0.01	0.01	0.06

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

We identify certain financial measures discussed in this earnings release as being “non GAAP financial measures.” In accordance with SEC rules, we classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles as in effect from time to time in the United States (GAAP), in our statements of income, balance sheets or statements of cash flows. Non GAAP financial measures do not include operating and other statistical measures or ratios calculated using exclusively either one or both of (i) financial measures calculated in accordance with GAAP and (ii) operating measures or other measures that are not non GAAP financial measures.

The non-GAAP financial measures that we present in this earnings release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we present in this earnings release may differ from that of other companies reporting measures with similar names. You should understand how such other financial institutions calculate their financial measures that appear to be similar or have similar names to the non-GAAP financial measures we have discussed in this earnings release when comparing such non GAAP financial measures.

Tangible Book Value Per Common Share. Tangible book value is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as stockholders’ equity less goodwill and intangible assets, net of accumulated amortization; and (b) tangible book value per common share as tangible common equity (as described in clause (a)) divided by number of common shares outstanding. For tangible book value per common share, the most directly comparable financial measure calculated in accordance with GAAP is our book value per common share.

We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and presents our tangible book value per common share compared with our book value per common share:

	For the Quarter Ended
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
	(Dollars in thousands, except per share data)
Tangible Common Equity
Total stockholders' equity	$530,638	$517,212	$508,441	$497,433	$488,929
Adjustments:
Goodwill	(161,447)	(161,447)	(161,447)	(161,685)	(159,452)
Intangible assets[1]	(15,896)	(16,603)	(17,482)	(18,372)	(22,165)
Tangible common equity	$353,295	$339,162	$329,512	$317,376	$307,312
Common shares outstanding	24,251	24,192	24,181	24,149	24,110

Book value per common share	$21.88	$21.38	$21.03	$20.60	$20.28
Tangible book value per common share	$14.57	$14.02	$13.63	$13.14	$12.75

1 Intangible assets includes branch intangible assets held for sale of $1.7 million for the quarter ended December 31, 2017.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Tangible Common Equity to Tangible Assets. Tangible common equity to tangible assets is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as stockholders’ equity, less goodwill and intangible assets, net of accumulated amortization; (b) tangible assets as total assets less goodwill and intangible assets, net of accumulated amortization; and (c) tangible common equity to tangible assets as tangible common equity (as described in clause (a)) divided by tangible assets (as described in clause (b)). For common equity to tangible assets, the most directly comparable financial measure calculated in accordance with GAAP is total stockholders’ equity to total assets.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, in each case, exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing both total stockholders’ equity and assets while not increasing our tangible common equity or tangible assets.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and total assets to tangible assets and presents our tangible common equity to tangible assets:

	For the Quarter Ended
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
	(Dollars in thousands)
Tangible Common Equity
Total stockholders' equity	$530,638	$517,212	$508,441	$497,433	$488,929
Adjustments:
Goodwill	(161,447)	(161,447)	(161,447)	(161,685)	(159,452)
Intangible assets[1]	(15,896)	(16,603)	(17,482)	(18,372)	(22,165)
Tangible common equity	$353,295	$339,162	$329,512	$317,376	$307,312
Tangible Assets
Total assets	$3,208,550	$3,275,846	$3,133,627	$3,063,319	$2,945,583
Adjustments:
Goodwill	(161,447)	(161,447)	(161,447)	(161,685)	(159,452)
Intangible assets[1]	(15,896)	(16,603)	(17,482)	(18,372)	(22,165)
Tangible Assets	$3,031,207	$3,097,796	$2,954,698	$2,883,262	$2,763,966
Tangible Common Equity to Tangible Assets	11.66%	10.95%	11.15%	11.01%	11.12%

1 Intangible assets includes branch intangible assets held for sale of $1.7 million for the quarter ended December 31, 2017.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Return on Average Tangible Common Equity. Return on average tangible common equity is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) return as net income less the effect of intangible assets as net income, plus amortization of intangibles, net of taxes; (b) average tangible common equity as average stockholders’ equity less average goodwill and average intangible assets, net of accumulated amortization; and (c) return (as described in clause (a)) divided by average tangible common equity (as described in clause (b)). For return on average tangible common equity, the most directly comparable financial measure calculated in accordance with GAAP is return on average equity.

We believe that this measure is important to many investors in the marketplace who are interested in the return on common equity, exclusive of the impact of intangible assets. Goodwill and other intangible assets have the effect of increasing total stockholders’ equity while not increasing our tangible common equity. This measure is particularly relevant to acquisitive institutions who may have higher balances in goodwill and other intangible assets than non-acquisitive institutions.

The following table reconciles, as of the dates set forth below, average tangible common equity to average common equity and net income available for common stockholders excluding amortization of intangibles, net of tax to net income and presents our return on average tangible common equity:

	For the Quarter Ended					For the Year Ended
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017
	(Dollars in thousands)
Net income available for common stockholders adjusted for amortization of core deposit intangibles
Net income	$9,825	$8,935	$10,193	$10,388	$3,257	$39,341	$15,110
Adjustments:
Plus: Amortization of intangibles	945	935	975	1,205	685	4,060	1,270
Less: Tax benefit at the statutory rate	204	196	206	253	134	859	445
Net income available for common stockholders adjusted for amortization of intangibles	$10,566	$9,674	$10,962	$11,340	$3,808	$42,542	$15,935

Average Tangible Common Equity
Total average stockholders' equity	$523,590	$514,876	$504,328	$492,869	$464,614	$509,018	$332,935
Adjustments:
Average goodwill	(161,447)	(161,447)	(161,433)	(159,272)	(144,042)	(160,907)	(73,656)
Average intangible assets[1]	(16,254)	(17,107)	(17,984)	(20,734)	(14,240)	(18,005)	(5,311)
Average tangible common equity	$345,889	$336,322	$324,911	$312,863	$306,332	$330,106	$253,968
Return on Average Tangible Common Equity (Annualized)	12.12%	11.41%	13.53%	14.70%	4.93%	12.89%	6.27%

1 Intangible assets includes branch intangible assets held for sale for the quarter ended December 31, 2017.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Operating Earnings, Pre-tax, Pre-provision Operating Earnings and performance metrics calculated using Operating Earnings and Pre-tax, Pre-provision Operating Earnings, including Diluted Operating Earnings per Share, Operating Return on Average Assets, Operating Return on Average Tangible Common Equity and Operating Efficiency Ratio. Operating earnings and pre-tax, pre-provision operating earnings are non GAAP measures used by management to evaluate the Company’s financial performance. We calculate (a) operating earnings as net income available to common stockholders plus loss on sale of securities available-for-sale, net, less gain on sale of disposed branch assets, plus lease exit costs, net, plus branch closure expenses, plus one-time issuance of shares to all employees, plus merger and acquisition expenses, less tax impact of adjustments, plus re-measurement of deferred tax assets as a result of the reduction in the corporate income tax rate under the Tax Cuts and Jobs Act, plus other corporate development discrete tax items. We calculate (b) pre-tax, pre-provision operating earnings as operating earnings as described in clause (a) plus provision for income taxes, plus provision for loan losses. We calculate (c) diluted operating earnings per share as operating earnings as described in clause (a) divided by weight average diluted shares outstanding. We calculate (d) operating return on average tangible common equity as operating earnings as described in clause (a) divided by average tangible common equity. (average stockholders' equity less average goodwill and average intangible assets, net of accumulated amortization.) We calculate (e) operating efficiency ratio as non-interest expense plus adjustments to operating non-interest expense divided by (i) non-interest income plus adjustments to operating non-interest income plus (ii) net interest income.

We believe that these measures and the operating metrics calculated utilizing these measures are important to management and many investors in the marketplace who are interested in understanding the ongoing operating performance of the company and provide meaningful comparisons to its peers.

The following tables reconcile, as of the dates set forth below, operating earnings and pre-tax, pre-provision operating earnings and related metrics:

	For the Quarter Ended					For the Year Ended
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017
	(Dollars in thousands)
Operating Earnings[1]
Net Income available to common stockholders	$9,825	$8,935	$10,193	$10,388	$3,257	$39,341	$15,110
Plus: Loss on sale of securities available for sale, net	42	—	—	—	—	42	—
Les: Gain on sale of disposed branch assets	—	—	—	(388)	—	(388)	—
Plus: Lease exit costs, net[2]	—	—	—	1,071	—	1,071	—
Plus: Branch closure expenses	—	—	—	172	—	172	—
Plus: One-time issuance of shares to all employees	—	—	421	—	—	421	—
Plus: Merger and acquisition expenses	1,150	2,692	1,043	335	1,018	5,220	2,691
Operating pre-tax income	11,017	11,627	11,657	11,578	4,275	45,879	17,801
Less: Tax impact of adjustments[3]	(440)	538	293	242	356	633	942
Plus: Tax Act re-measurement	—	(688)	(127)	820	3,051	5	3,051
Plus: Other M&A discrete tax items	—	—	—	—	398	—	398
Net operating earnings	$11,457	$10,401	$11,237	$12,156	$7,368	$45,251	$20,308

Weighted average diluted shares outstanding	24,532	24,613	24,546	24,539	23,524	24,590	18,810
Diluted EPS	$0.40	$0.36	$0.42	$0.42	$0.14	$1.60	$0.80
Diluted operating EPS	0.47	0.42	0.46	0.50	0.31	1.84	1.08

1 The Company previously adjusted operating income by excluding the impact of income recognized on acquired loans. The Company no longer includes this adjustment in order to align with industry peers for comparability purposes.
2 Lease exit costs, net for the three months ended March 31, 2018 includes a $1.5 million consent fee and $240 thousand in professional services paid in January 2018 to separately assign and sublease two of our branch leases that the Company ceased using in 2017 offset by the reversal of the corresponding assigned lease cease-use liability totaling $669 thousand.
3 During the fourth quarter, the Company initiated a transaction cost study which to through December 31, 2018 resulted in $727 thousand of expenses paid that are non-deductible merger and acquisition expenses. As such, the $727 thousand of non-deductible expenses are reflected in the quarter ended and year-ended December 31, 2018 tax impact of adjustments amounts reported. All other non-merger related adjustments to operating earnings are taxed at the statutory rate.

	For the Quarter Ended					For the Year Ended
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017
	(Dollars in thousands)
Pre-Tax, Pre-Provision Operating Earnings
Net Income available to common stockholders	$9,825	$8,935	$10,193	$10,388	$3,257	$39,341	$15,110
Plus: Provision for income taxes	3,587	1,448	2,350	3,511	7,227	10,896	13,029
Pus: Provision for loan losses	1,364	3,057	1,504	678	2,529	6,603	5,114
Plus: Loss on sale of securities available for sale, net	42	—	—	—	—	42	—
Plus: Loss (gain) on sale of disposed branch assets	—	—	—	(388)	—	(388)	—
Plus: Lease exit costs, net[1]	—	—	—	1,071	—	1,071	—
Plus: Branch closure expenses	—	—	—	172	—	172	—
Plus: One-time issuance of shares to all employees	—	—	421	—	—	421	—
Plus: Merger and acquisition expenses	1,150	2,692	1,043	335	1,018	5,220	2,691
Net pre-tax, pre-provision operating earnings	$15,968	$16,132	$15,511	$15,767	$14,031	$63,311	$35,944

Total average assets	$3,243,168	$3,233,214	$3,059,456	$2,989,974	$2,691,288	$3,132,428	$1,980,968
Pre-tax, pre-provision operating return on average assets[2]	1.95%	1.98%	2.03%	2.14%	2.07%	2.02%	1.81%

Average Total Assets	$3,243,168	$3,233,214	$3,059,456	$2,989,974	$2,691,288	$3,132,428	$1,980,968
Return on average assets[2]	1.20%	1.10%	1.34%	1.41%	0.48%	1.26%	0.76%
Operating return on average assets[2]	1.40	1.28	1.47	1.65	1.09	1.45	1.03

Operating earnings adjusted for amortization of intangibles
Net operating earnings	$11,457	$10,401	$11,237	$12,156	$7,368	$45,251	$20,308
Adjustments:
Plus: Amortization of intangibles	945	935	975	1,205	685	4,060	1,270
Less: Tax benefit at the statutory rate	204	196	206	253	134	859	445
Operating earnings adjusted for amortization of intangibles	$12,198	$11,140	$12,006	$13,108	$7,919	$48,452	$21,133

Average Tangible Common Equity
Total average stockholders' equity	$523,590	$514,876	$504,328	$492,869	$464,614	$509,018	$332,935
Adjustments:
Average goodwill	(161,447)	(161,447)	(161,433)	(159,272)	(144,042)	(160,907)	(73,656)
Average intangibles assets	(16,254)	(17,107)	(17,984)	(20,734)	(14,240)	(18,005)	(5,311)
Average tangible common equity	$345,889	$336,322	$324,911	$312,863	$306,332	$330,106	$253,968
Operating Return on average tangible common equity[2]	13.99%	13.14%	14.82%	16.99%	10.26%	14.68%	8.32%

Efficiency ratio	54.27%	57.58%	53.51%	54.28%	53.60%	54.92%	56.24%
Operating efficiency ratio	50.65%	49.09%	48.67%	49.94%	49.98%	49.60%	52.70%

1 Lease exit costs, net for the three months ended March 31, 2018 includes a $1.5 million consent fee and $240 thousand in professional services paid in January 2018 to separately assign and sublease two of our branch leases that the Company ceased using in 2017 offset by the reversal of the corresponding assigned lease cease-use liability totaling $669 thousand.
2 Annualized ratio.

GREEN BANCORP, INC.
Financial Highlights
(Unaudited)

	For the Quarter Ended					For the Twelve Months Ended
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017

	(Dollars in thousands)
Per Share Data (Common Stock):
Basic earnings per common share	$0.41	$0.42	$0.44	$0.25	$0.07	$1.52	$0.92
Diluted earnings per share	0.41	0.41	0.44	0.25	0.07	1.50	0.92
Book value per common share	13.66	13.12	12.86	12.62	12.50	13.66	12.50
Tangible book value per common share[1]	11.18	10.63	10.36	10.10	9.97	11.18	9.97

Common Stock Data:
Shares outstanding at period end	37,384	37,368	37,289	37,163	37,103	37,384	37,103
Weighted average basic shares outstanding for the period	37,375	37,339	37,274	37,341	37,103	37,288	37,043
Weighted average diluted shares outstanding for the period	37,767	37,726	37,646	37,586	37,393	37,681	37,297

Selected Performance Metrics:
Return on average assets[2]	1.37%	1.42%	1.54%	0.90%	0.25%	1.32%	0.83%
Pre-tax, pre-provision operating return on average assets(1)(2)	2.10	2.17	2.15	2.10	2.01	2.11	1.97
Return on average equity[2]	12.20	12.75	13.96	8.15	2.23	11.80	7.57
Return on average tangible common equity[1,2]	15.20	16.01	17.65	10.47	3.02	14.88	9.84
Efficiency ratio	50.52	53.64	50.05	50.81	57.87	51.26	52.71
Loans to deposits ratio	95.55	98.50	94.05	90.81	93.92	95.55	93.92
Net interest margin	3.82	3.78	3.94	3.87	3.64	3.85	3.60
Noninterest expense to average assets[2]	2.03	2.20	2.13	2.13	2.23	2.12	2.04

Selected Performance Metrics - Operating:
Diluted operating earnings per share[1]	$0.44	$0.49	$0.44	$0.26	$0.14	$1.61	$1.01
Operating return on average assets[1,2]	1.49%	1.69%	1.56%	0.93%	0.50%	1.41%	0.92%
Operating return on average tangible common equity[1,2]	16.40	19.00	17.88	10.81	5.90	15.97	10.82
Operating efficiency ratio[1]	47.77	47.07	49.45	49.90	47.69	48.95	49.32

Green Bancorp Capital Ratios:
Average shareholders’ equity to average total assets	11.3%	11.1%	11.1%	11.1%	11.1%	11.1%	11.0%
Tier 1 capital to average assets (leverage)	10.2	10.1	10.0	9.8	9.5	10.2	9.5
Common equity tier 1 capital	11.2	10.9	10.9	10.9	10.5	11.2	10.5
Tier 1 capital to risk-weighted assets	11.6	11.2	11.3	11.2	10.9	11.6	10.9
Total capital to risk-weighted assets	13.3	13.1	13.2	13.3	12.7	13.3	12.7
Tangible common equity to tangible assets[1]	9.7	9.2	9.0	9.1	8.9	9.7	8.9

Green Bank Capital Ratios:
Tier 1 capital to average assets (leverage)	10.8%	10.7%	10.6%	10.4%	10.1%	10.8%	10.1%
Common equity tier 1 capital	12.3	12.0	12.0	12.0	11.6	12.3	11.6
Tier 1 capital to risk-weighted assets	12.3	12.0	12.0	12.0	11.6	12.3	11.6
Total capital to risk-weighted assets	13.1	12.9	13.0	13.0	12.4	13.1	12.4
1 Refer to "Reconciliation of Non-GAAP Financial Measures" after the financial highlights of Veritex and Green, respectively, for a reconciliation of this non-GAAP financial measure to their most directly comparable GAAP measure.
2 Annualized ratio.

GREEN BANCORP, INC.
Financial Highlights
(Unaudited)

	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017

	(Dollars in thousands)
Period End Balance Sheet Data:
Cash and cash equivalents	$112,720	$141,090	$231,251	$142,144	$140,681
Securities	661,714	673,089	699,863	729,146	718,814
Other investments	40,953	44,775	42,962	38,157	27,283

Loans held for sale	9,360	7,627	4,992	7,461	7,156
Loans held for investment	3,311,967	3,363,354	3,222,108	3,136,336	3,190,485
Total Loans	3,321,327	3,370,981	3,227,100	3,143,797	3,197,641
Allowance for loan losses	(32,534)	(35,186)	(35,086)	(38,233)	(31,220)
Goodwill	85,291	85,291	85,291	85,291	85,291
Core deposit intangibles, net	7,307	7,584	7,881	8,187	8,503
Real estate acquired through foreclosure	609	2,532	802	802	802
Premises and equipment, net	28,580	28,873	29,178	23,694	24,002
Bank owned life insurance	56,841	56,457	56,066	55,682	55,302
Other assets	38,377	44,388	46,369	36,580	34,817
Branch assets held for sale	84,568	—	—	—	—
Total assets	$4,405,753	$4,419,874	$4,391,677	$4,225,247	$4,261,916

Noninterest-bearing deposits	$825,365	$833,827	$824,753	$849,297	$803,210
Interest-bearing transaction and savings deposits	1,300,825	1,221,640	1,281,255	1,337,973	1,331,601
Certificates and other time deposits	1,340,159	1,359,005	1,320,042	1,266,457	1,262,332
Total deposits	3,466,349	3,414,472	3,426,050	3,453,727	3,397,143
Securities sold under agreements to repurchase	3,226	3,502	4,141	4,948	5,173
Advances from Federal Home Loan Bank	300,000	437,000	412,000	230,000	325,000
Subordinated debentures and subordinated notes	48,302	48,161	48,019	47,878	47,737
Other liabilities	25,004	26,535	21,974	19,816	23,068
Branch liabilities held for sale	52,293	—	—	—	—
Total liabilities	3,895,174	3,929,670	3,912,184	3,756,369	3,798,121
Shareholders' equity	510,579	490,204	479,493	468,878	463,795
Total liabilities and equity	$4,405,753	$4,419,874	$4,391,677	$4,225,247	$4,261,916

GREEN BANCORP, INC.
Financial Highlights
(Unaudited)

	For the Quarter Ended					For the Twelve Months Ended
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017

	(Dollars in thousands)
Income Statement Data:
Interest income:
Loans, including fees	$48,903	$46,612	$44,479	$41,799	$39,870	$181,793	$154,266
Securities	4,353	4,277	4,734	4,558	4,446	17,922	15,294
Other investments	398	360	341	300	241	1,399	847
Deposits in financial institutions and fed funds sold	872	651	659	493	671	2,675	1,843
Total interest income	54,526	51,900	50,213	47,150	45,228	203,789	172,250
Interest expense:
Transaction and savings deposits	4,455	3,393	3,023	2,464	2,588	13,335	9,298
Certificates and other time deposits	6,403	5,671	4,712	4,071	4,017	20,857	15,452
Subordinated debentures and subordinated notes	1,124	1,120	1,109	1,079	1,065	4,432	4,216
Other borrowed funds	2,098	2,197	1,608	1,294	738	7,197	2,237
Total interest expense	14,080	12,381	10,452	8,908	8,408	45,821	31,203
Net interest income	40,446	39,519	39,761	38,242	36,820	157,968	141,047
Provision for loan losses	2,420	320	1,897	9,663	4,405	14,300	14,360
Net interest income after provision for loan losses	38,026	39,199	37,864	28,579	32,415	143,668	126,687
Noninterest income:
Customer service fees	2,855	2,874	2,578	2,395	2,273	10,702	9,103
Loan fees	622	942	996	833	704	3,393	3,515
(Loss) gain on sale of available-for-sale securities, net	—	—	66	—	—	66	(38)
Loss on held for sale loans, net	—	—	—	—	(1,098)	—	(2,308)
Gain on sale of guaranteed portion of loans, net	81	705	1,112	941	1,648	2,839	5,755
Other	855	952	733	989	401	3,529	2,485
Total noninterest income	4,413	5,473	5,485	5,158	3,928	20,529	18,512
Noninterest expense:
Salaries and employee benefits	14,216	13,729	13,640	13,601	14,996	55,186	52,542
Occupancy	2,126	2,068	2,263	2,077	2,069	8,534	8,194
Professional and regulatory fees	1,054	1,359	2,172	2,261	2,241	6,846	8,868
Data processing	1,002	923	1,029	972	981	3,926	3,808
Software license and maintenance	643	732	703	716	636	2,794	2,027
Marketing	278	354	257	176	259	1,065	775
Loan related	187	587	467	47	632	1,288	1,804
Real estate acquired by foreclosure, net	128	(5)	4	12	30	139	704
Merger and acquisition expenses	1,232	2,955	—	—	—	4,187	—
Other	1,797	1,430	2,110	2,191	1,738	7,528	5,377
Total noninterest expense	22,663	24,132	22,645	22,053	23,582	91,493	84,099
Income before income taxes	19,776	20,540	20,704	11,684	12,761	72,704	61,100
Provision for income taxes	4,449	4,943	4,283	2,322	10,142	15,997	26,964
Net income	$15,327	$15,597	$16,421	$9,362	$2,619	$56,707	$34,136

GREEN BANCORP, INC.
Financial Highlights
(Unaudited)

	For the Quarter Ended
	December 31, 2018			September 30, 2018			December 31, 2017
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate

	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans[1]	$3,346,657	$48,903	5.80%	$3,288,748	$46,612	5.62%	$3,082,005	$39,870	5.13%
Securities	663,210	4,353	2.60	689,930	4,277	2.46	713,137	4,446	2.47
Other investments	44,531	398	3.55	43,655	360	3.27	23,359	241	4.09
Interest earning deposits in financial institutions and federal funds sold	151,026	872	2.29	126,021	651	2.05	197,454	671	1.35
Total interest-earning assets	4,205,424	54,526	5.14%	4,148,354	51,900	4.96%	4,015,955	45,228	4.47%
Allowance for loan losses	(35,191)			(36,003)			(33,708)
Noninterest-earning assets[1]	253,037			247,893			221,858
Total assets	$4,423,270			$4,360,244			$4,204,105

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits[1]	$1,310,165	$4,455	1.35%	$1,236,585	$3,393	1.09%	$1,387,873	$2,588	0.74%
Certificates and other time deposits[1]	1,363,898	6,403	1.86	1,345,168	5,671	1.67	1,290,277	4,017	1.24
Other borrowed funds	348,232	2,098	2.39	390,225	2,197	2.23	243,142	738	1.20
Subordinated debentures and subordinated notes	48,239	1,124	9.24	48,096	1,120	9.24	47,673	1,065	8.86
Total interest-bearing liabilities	3,070,534	14,080	1.82%	3,020,074	12,381	1.63%	2,968,965	8,408	1.12%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits[1]	827,271			830,040			745,707
Other liabilities[1]	26,944			24,753			23,574
Total liabilities	3,924,749			3,874,867			3,738,246
Shareholders’ equity	498,521			485,377			465,859
Total liabilities and shareholders’ equity	$4,423,270			$4,360,244			$4,204,105

Net interest rate spread [2]			3.32%			3.33%			3.35%
Net interest income and margin[3]		$40,446	3.82%		$39,519	3.78%		$36,820	3.64%

1 Includes average outstanding balances of branch assets and liabilities held for sale in total loans, noninterest-bearing assets, interest-bearing demand and saving deposits, certificates and other time deposits, noninterest-bearing demand deposits and other liabilities.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by interest-earning assets.

GREEN BANCORP, INC.
Financial Highlights
(Unaudited)

	2018			2017
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate

	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans[1]	$3,231,133	$181,793	5.63%	$3,065,360	$154,266	5.03%
Securities	696,499	17,922	2.57	669,588	15,294	2.28
Other investments	40,053	1,399	3.49	22,823	847	3.71
Interest earning deposits in financial institutions and federal funds sold	135,161	2,675	1.98	160,810	1,843	1.15
Total interest-earning assets	4,102,846	203,789	4.97%	3,918,581	172,250	4.40%
Allowance for loan losses	(35,084)			(31,471)
Noninterest-earning assets[1]	243,242			225,674
Total assets	$4,311,004			$4,112,784

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits[1]	$1,284,569	$13,335	1.04%	$1,370,503	$9,298	0.68%
Certificates and other time deposits[1]	1,316,548	20,857	1.58	1,317,180	15,452	1.17
Other borrowed funds	343,569	7,197	2.09	216,177	2,237	1.03
Subordinated debentures and subordinated notes	48,028	4,432	9.23	47,533	4,216	8.87
Total interest-bearing liabilities	2,992,714	45,821	1.53%	2,951,393	31,203	1.06%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits[1]	814,309			690,786
Other liabilities[1]	23,412			19,458
Total liabilities	3,830,435			3,661,637
Shareholders’ equity	480,569			451,147
Total liabilities and shareholders’ equity	$4,311,004			$4,112,784

Net interest rate spread[2]			3.44%			3.34%
Net interest income and margin[3]		$157,968	3.85%		$141,047	3.60%

1 Includes average outstanding balances of branch assets and liabilities held for sale in total loans, noninterest-bearing assets, interest-bearing demand and saving deposits, certificates and other time deposits, noninterest-bearing demand deposits and other liabilities.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by interest-earning assets.

GREEN BANCORP, INC.
Financial Highlights
(Unaudited)
Yield Trend

	For the Quarter Ended
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Average yield on interest-earning assets:
Loans, including fees[1]	5.80%	5.62%	5.65%	5.42%	5.13%
Securities	2.60	2.46	2.66	2.57	2.47
Other investments	3.55	3.27	3.45	3.78	4.09
Interest-earning deposits in financial institutions and federal funds sold	2.29	2.05	1.90	1.61	1.35
Total interest-earning assets	5.14%	4.96%	4.97%	4.77%	4.47%

Average rate on interest-bearing liabilities:
Interest-bearing transaction and savings[1]	1.35%	1.09%	0.94%	0.77%	0.74%
Certificates and other time deposits[1]	1.86	1.67	1.46	1.31	1.24
Other borrowed funds	2.39	2.23	2.05	1.64	1.20
Subordinated debentures and subordinated notes	9.24	9.24	9.28	9.15	8.86
Total interest-bearing liabilities	1.82%	1.63%	1.42%	1.23%	1.12%

Net interest rate spread[2]	3.32%	3.33%	3.55%	3.54%	3.35%
Net interest margin[3]	3.82%	3.78%	3.94%	3.87%	3.64%

1 Includes average outstanding balances of branch assets and liabilities held for sale in total loans, noninterest-bearing assets, interest-bearing demand and saving deposits, certificates and other time deposits, noninterest-bearing demand deposits and other liabilities.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by interest-earning assets.
Supplemental Yield Trend

	For the Quarter Ended
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Average cost of interest-bearing deposits	1.61%	1.39%	1.20%	1.03%	0.98%
Average cost of total deposits, including noninterest-bearing	1.23	1.05	0.91	0.79	0.77

GREEN BANCORP, INC.
Financial Highlights
(Unaudited)
Portfolio Composition

	For the Quarter Ended
	Dec 31, 2018		Sep 30, 2018		Jun 30, 2018		Mar 31, 2018		Dec 31, 2017

	(Dollars in thousands)
Loans held for investment:

Commercial & industrial	$1,137,251	34.4%	$1,142,733	34.0%	$1,070,420	33.2%	$1,038,715	33.1%	$1,066,266	33.4%
Mortgage warehouse	211,709	6.4	236,307	7.0	244,041	7.6	185,849	5.9	220,230	6.9
Real Estate:
Owner occupied commercial	426,777	12.9	435,667	13.0	436,153	13.5	435,366	13.9	415,230	13.0
Commercial	1,130,472	34.1	1,133,427	33.6	1,092,036	33.9	1,068,832	34.2	1,067,779	33.5
Construction, land & land development	136,004	4.1	153,257	4.6	130,533	4.1	148,732	4.7	164,952	5.2
Residential mortgage	255,611	7.7	249,046	7.4	235,192	7.3	242,529	7.7	238,580	7.5
Consumer and Other	14,143	0.4	12,917	0.4	13,733	0.4	16,313	0.5	17,448	0.5
Total loans held for investment	$3,311,967	100.0%	$3,363,354	100.0%	$3,222,108	100.0%	$3,136,336	100.0%	$3,190,485	100.0%

Deposits:
Noninterest-bearing	$825,365	23.8%	$833,827	24.4%	$824,753	24.1%	$849,297	24.6%	$803,210	23.6%
Interest-bearing transaction	232,894	6.7	229,686	6.7	234,653	6.8	248,680	7.2	200,769	5.9
Money market	999,601	28.8	921,268	27.0	969,606	28.4	1,004,174	29.0	1,041,954	30.7
Savings	68,330	2.0	70,686	2.1	76,996	2.2	85,119	2.5	88,878	2.6
Certificates and other time deposits	1,340,159	38.7	1,359,005	39.8	1,320,042	38.5	1,266,457	36.7	1,262,332	37.2
Total deposits	$3,466,349	100.0%	$3,414,472	100.0%	$3,426,050	100.0%	$3,453,727	100.0%	$3,397,143	100.0%

Loan to Deposit Ratio	95.5%		98.5%		94.0%		90.8%		93.9%

GREEN BANCORP, INC.
Financial Highlights
(Unaudited)
Asset Quality

	As of and for the Quarter Ended					For the Twelve Months Ended
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017

	(Dollars in thousands)
Nonperforming Assets:
Nonaccrual loans	$54,055	$60,211	$52,885	$55,565	$47,892	$54,055	$47,892
Accruing loans 90 or more days past due	1,417	4,825	907	5,412	375	1,417	375
Restructured loans—nonaccrual	1,880	1,910	1,944	9,298	9,446	1,880	9,446
Restructured loans—accrual	2,955	3,009	3,055	13,623	13,093	2,955	13,093
Total nonperforming loans held for investment	60,307	69,955	58,791	83,898	70,806	60,307	70,806
Real estate acquired through foreclosure and repossessed assets	653	2,532	802	802	802	609	802
Total nonperforming assets	$60,960	$72,487	$59,593	$84,700	$71,608	$60,916	$71,608

Charge-offs:
Commercial and industrial	$(5,374)	$(179)	$(5,300)	$(2,699)	$(6,447)	$(13,552)	$(9,065)
Owner occupied commercial real estate	—	—	—	—	(126)	—	(1,087)
Commercial real estate	—	—	—	—	—	—	—
Construction, land & land development	—	—	—	—	—	—	(95)
Residential mortgage	—	—	—	—	(19)	—	(19)
Other consumer	(55)	(113)	(52)	(24)	(112)	(244)	(256)
Total charge-offs	(5,429)	(292)	(5,352)	(2,723)	(6,704)	(13,796)	(10,522)

Recoveries:
Commercial and industrial	$117	$4	$4	$8	$6	$133	$676
Owner occupied commercial real estate	—	—	—	—	—	—	4
Commercial real estate	1	2	5	2	1	10	8
Construction, land & land development	—	—	—	—	2	—	77
Residential mortgage	9	42	290	15	27	356	121
Other consumer	230	24	9	48	3	311	132
Total recoveries	357	72	308	73	39	810	1,018

Net (charge-offs) recoveries	$(5,072)	$(220)	$(5,044)	$(2,650)	$(6,665)	$(12,986)	$(9,504)

Allowance for loan losses at end of period	$32,534	$35,186	$35,086	$38,233	$31,220	$32,534	$31,220

Asset Quality Ratios:
Nonperforming assets to total assets	1.38%	1.64%	1.36%	2.00%	1.68%	1.38%	1.68%
Nonperforming loans to total loans held for investment	1.82	2.08	1.82	2.68	2.22	1.82	2.22
Allowance for loan losses to total loans held for investment	0.98	1.05	1.09	1.22	0.98	0.98	0.98
Net charge-offs (recoveries) to average loans outstanding	0.15	0.01	0.16	0.08	0.22	0.40	0.31

GREEN BANCORP, INC.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
Tangible Book Value Per Common Share.  Tangible book value is a non‑GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. Green calculates: (a) tangible common equity as stockholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; and (b) tangible book value per common share as tangible common equity (as described in clause (a)) divided by number of shares of common stock outstanding. For tangible book value per common share, the most directly comparable financial measure calculated in accordance with GAAP is our book value per common share.

Green believes that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.

The following table reconciles, as of the dates set forth below, total shareholders’ equity to tangible common equity and presents our tangible book value per common share compared with our book value per common share:

	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017

	(Dollars in thousands, except per share data)
Tangible Common Equity
Total shareholders’ equity	$510,579	$490,204	$479,493	$468,878	$463,795
Adjustments:
Goodwill	85,291	85,291	85,291	85,291	85,291
Core deposit intangibles	7,307	7,584	7,881	8,187	8,503
Tangible common equity	$417,981	$397,329	$386,321	$375,400	$370,001
Common shares outstanding[1]	37,384	37,368	37,289	37,163	37,103
Book value per common share[1]	$13.66	$13.12	$12.86	$12.62	$12.50
Tangible book value per common share[1]	$11.18	$10.63	$10.36	$10.10	$9.97

1 Excludes the dilutive effect of common stock issuable upon exercise of outstanding stock options.  The number of exercisable options outstanding was 659,125 as of December 31, 2018; 618,289 as of September 30, 2018; 626,923 as of June 30, 2018; 627,059 as of March 31, 2018; and 754,110 as of December 31, 2017.

GREEN BANCORP, INC.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
Tangible Common Equity to Tangible Assets.  Tangible common equity to tangible assets is a non‑GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. Green calculates: (a) tangible common equity as shareholders’ equity, less goodwill and core deposit intangibles, net of accumulated amortization; (b) tangible assets as total assets, less goodwill and core deposit intangibles, net of accumulated amortization; and (c) tangible common equity to tangible assets as tangible common equity (as described in clause (a)) divided by tangible assets (as described in clause (b)). For common equity to tangible assets, the most directly comparable financial measure calculated in accordance with GAAP is total shareholders’ equity to total assets.

Green believes that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, in each case, exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing both total shareholders’ equity and assets while not increasing Green's tangible common equity or tangible assets.

The following table reconciles, as of the dates set forth below, total shareholders’ equity to tangible common equity and total assets to tangible assets and presents Green's tangible common equity to tangible assets:

	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017

	(Dollars in thousands)
Tangible Common Equity
Total shareholders’ equity	$510,579	$490,204	$479,493	$468,878	$463,795
Adjustments:
Goodwill	85,291	85,291	85,291	85,291	85,291
Core deposit intangibles	7,307	7,584	7,881	8,187	8,503
Tangible common equity	$417,981	$397,329	$386,321	$375,400	$370,001
Tangible Assets
Total assets	$4,405,753	$4,419,874	$4,391,677	$4,225,247	$4,261,916
Less Adjustments:
Goodwill	(85,291)	(85,291)	(85,291)	(85,291)	(85,291)
Core deposit intangibles	(7,307)	(7,584)	(7,881)	(8,187)	(8,503)
Tangible assets	$4,313,155	$4,326,999	$4,298,505	$4,131,769	$4,168,122
Tangible Common Equity to Tangible Assets	9.69%	9.18%	8.99%	9.09%	8.88%

GREEN BANCORP, INC.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Return on Average Tangible Common Equity.  Return on average tangible common equity is a non‑GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. Green calculates: (a) return as net income less the effect of intangible assets as net income, less amortization of core deposit intangibles, net of taxes; (b) average tangible common equity as average shareholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization; and (c) return (as described in clause (a)) divided by average tangible common equity (as described in clause (b)). For return on average tangible common equity, the most directly comparable financial measure calculated in accordance with GAAP is return on average equity.

Green believes that this measure is important to many investors in the marketplace who are interested in the return on common equity, exclusive of the impact of intangible assets.  Goodwill and other intangible assets, including core deposit intangibles, have the effect of increasing total shareholders’ equity, while not increasing Green's tangible common equity.  This measure is particularly relevant to acquisitive institutions who may have higher balances in goodwill and other intangible assets than non-acquisitive institutions.

The following table reconciles, as of the dates set forth below, average tangible common equity to average common equity and net income excluding amortization of core deposit intangibles, net of tax to net income and presents Green's return on average tangible common equity:

	As of and for the Quarter Ended					For the Twelve Months Ended
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017

	(Dollars in thousands)
Net income adjusted for amortization of core deposit intangibles
Net income	$15,327	$15,597	$16,421	$9,362	$2,619	$56,707	$34,136
Adjustments:
Plus: Amortization of core deposit intangibles	277	297	306	316	330	1,196	1,472
Less: Tax benefit at the statutory rate	59	62	64	66	116	251	515
Net income adjusted for amortization of core deposit intangibles	$15,545	$15,832	$16,663	$9,612	$2,833	$57,652	$35,093

Average Tangible Common Equity
Total average shareholders’ equity	$498,521	$485,377	$471,958	$466,015	$465,859	$480,569	$451,147
Adjustments:
Average goodwill	85,291	85,291	85,291	85,291	85,291	85,291	85,291
Average core deposit intangibles	7,440	7,726	8,029	8,343	8,661	7,881	9,254
Average tangible common equity	$405,790	$392,360	$378,638	$372,381	$371,907	$387,397	$356,602
Return on Average Tangible Common Equity (Annualized)	15.20%	16.01%	17.65%	10.47%	3.02%	14.88%	9.84%

GREEN BANCORP, INC.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
Operating Earnings, Pre-tax, Pre-provision Operating Earnings and performance metrics calculated using Operating Earnings and Pre-tax, Pre-provision Operating Earnings, including Diluted Operating Earnings per Share, Operating Return on Average Assets, Operating Return on Average Tangible Common Equity and Operating Efficiency Ratio. Operating earnings and pre-tax, pre-provision operating earnings are non-GAAP measures used by management to evaluate the Company’s financial performance. Green calculates (a) operating earnings as net income (loss) plus loss (gain) on sale of securities available-for-sale, net, plus loss (gain) on held for sale loans, net, plus stock based compensation expense for performance option vesting, plus shelf and secondary offering expenses. Green calculates (b) pre-tax, pre-provision operating earnings as (a) operating earnings plus provision (benefit) for income taxes, plus provision for loan losses. Green calculates (c) diluted operating earnings per share as operating earnings as described in clause (a) divided by weighted average diluted shares outstanding. Green calculates (d) operating return on average tangible common equity as operating earnings as described in clause (a) divided by average tangible common equity (average tangible common equity as average stockholders' equity less average goodwill and average intangible assets, net of accumulated amortization). Green calculates operating efficiency ratio as non-interest expense plus adjustments to operating non-interest expense divided by (i) non-interest income plus adjustments to operating non-interest income plus (ii) net interest income.

Green believes that these measures and the operating metrics calculated utilizing these measures are important to management and many investors in the marketplace who are interested in understanding the ongoing operating performance of the company and provide meaningful comparisons to its peers.

The following tables reconcile, as of the dates set forth below, operating earnings and pre-tax, pre-provision operating earnings and related metrics:

	For the Quarter Ended					For the Twelve Months Ended
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017

	(Dollars in thousands)
Operating Earnings
Net Income	$15,327	$15,597	$16,421	$9,362	$2,619	56,707	34,136
Plus: Loss (gain) on sale of securities available-for-sale, net	—	—	(66)	—	—	(66)	38
Plus: Loss on held for sale loans, net	—	—	—	—	1,098	—	2,308
Plus: Stock based compensation expense for performance option vesting	—	—	—	—	3,051	—	3,051
Plus: Shelf and secondary offering expenses	—	—	337	397	—	—	—
Less: Tax benefit at the statutory rate	—	—	$57	83	1,452	$(14)	$1,889
Plus: Non-deductible merger and acquisition expenses	1,232	2,955	—	—	—	4,187	—
Net operating earnings	$16,559	$18,552	$16,635	$9,676	$5,316	$60,842	$37,644

Weighted average diluted shares outstanding	37,767	37,726	37,646	37,586	37,393	37,681	37,297
Diluted earnings per share	$0.41	$0.41	$0.44	$0.25	$0.07	1.50	0.92
Diluted operating earnings per share	0.44	0.49	0.44	0.26	0.14	1.61	1.01

Pre-Tax, Pre-Provision Operating Earnings
Net Income	$15,327	$15,597	$16,421	$9,362	$2,619	$56,707	$34,136
Plus: Provision for income taxes	4,449	4,943	4,283	2,322	10,142	15,997	26,964
Plus: Provision for loan losses	2,420	320	1,897	9,663	4,405	14,300	14,360
Plus: Loss (gain) on sale of securities available-for-sale, net	—	—	(66)	—	—	(66)	38
Plus: Loss on held for sale loans, net	—	—	—	—	1,098	—	2,308
Plus: Stock based compensation expense for performance option vesting	—	—	—	—	3,051	—	3,051
Plus: Shelf and secondary offering expenses	—	—	337	397	—	—	—
Plus: Merger and acquisition expenses	1,232	2,955	—	—	—	4,187	—
Net pre-tax, pre-provision operating earnings	$23,428	$23,815	$22,872	$21,744	$21,315	$91,125	$80,857

	For the Quarter Ended					For the Twelve Months Ended
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017

	(Dollars in thousands)
Total average assets	$4,423,270	$4,360,244	$4,253,357	$4,204,200	$4,204,105	$4,311,004	$4,112,784
Pre-tax, pre-provision operating return on average assets (annualized)	2.10%	2.17%	2.15%	2.10%	2.01%	2.11%	1.97%

Average Total Assets	$4,423,270	$4,360,244	$4,253,357	$4,204,200	$4,204,105	4,311,004	4,112,784
Return on average assets[1]	1.37%	1.42%	1.54%	0.90%	0.25%	1.32%	0.83%
Operating return on average assets[1]	1.49%	1.69%	1.56%	0.93%	0.50%	1.41%	0.92%

Operating earnings adjusted for amortization of core deposit intangibles
Operating earnings	$16,559	$18,552	$16,635	$9,676	$5,316	$60,842	$37,644
Adjustments:
Plus: Amortization of core deposit intangibles	277	297	306	316	330	1,196	1,472
Less: Tax benefit at the statutory rate	58	62	64	66	116	184	515
Operating earnings adjusted for amortization of core deposit intangibles	$16,778	$18,787	$16,877	$9,926	$5,530	$61,854	$38,601

Average Tangible Common Equity
Total average shareholders’ equity	$498,521	$485,377	$471,958	$466,015	$465,859	480,569	451,147
Adjustments:
Average goodwill	85,291	85,291	85,291	85,291	85,291	85,291	85,291
Average core deposit intangibles	7,440	7,726	8,029	8,343	8,661	7,881	9,254
Average tangible common equity	$405,790	$392,360	$378,638	$372,381	$371,907	$387,397	$356,602
Operating return on average tangible common equity[1]	16.40%	19.00%	17.88%	10.81%	5.90%	15.97%	10.82%

Efficiency ratio	50.52%	53.64%	50.05%	50.81%	57.87%	51.26%	52.71%
Operating efficiency ratio	47.77%	47.07%	49.45%	49.90%	47.69%	48.95%	49.32%

1 Annualized ratio.